United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 12, 2021
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 par value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Retirement of Michael R. Pfeiffer as Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

As previously disclosed, on January 20, 2021, Michael R. Pfeiffer notified Realty Income Corporation (the “Company”) of his intention to retire from his service to the Company. Mr. Pfeiffer retired from the Company effective June 30, 2021.

On August 12, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of the Company determined and approved the actual amounts to be paid or provided to Mr. Pfeiffer pursuant to the Company’s previously disclosed retirement arrangement with Mr. Pfeiffer, as follows: (a) $915,750 in respect of Mr. Pfeiffer’s 2021 annual cash bonus based on actual attainment of individual and Company performance metrics, (b) vesting of 5,628 and 8,925 performance shares in respect of Mr. Pfeiffer’s 2019 and 2020 performance share awards, respectively, based on actual performance, and (c) 2,428 shares of Company common stock in respect of Mr. Pfeiffer’s 2021 long-term incentive plan award, valued by the Company at $165,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2021	REALTY INCOME CORPORATION

	By:	/s/ MICHELLE BUSHORE
Michelle Bushore
Executive Vice President, Chief Legal Officer, General Counsel and Secretary